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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts," "Summary Financial Data," and "Selected Consolidated Financial Data" and to the use of our report dated February 27, 1998, except for Note 12, as to which the date is March 23, 1998, in the Registration Statement on Form S-1 and related Prospectus of The Ackerley Group, Inc. for the registration of 2,300,000 shares of its common stock.

/s/ Ernst & Young LLP

Seattle, Washington
April 3, 1998